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                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






Classic Trends International, Inc.:


We hereby consent to the use in this Registration Statement on Form SB-2 of our reports dated October 5, 1998, and August 7, 1997, relating to the financial statements of Classic Trends International, Inc., and Posh International, Inc., respectively. We also consent to the reference to our firm under the caption 'Experts' in the Prospectus.

                              /s/ Null Lairson, P.C.
                              ------------------------
                              Null Lairson, P.C.


Houston, Texas
October 23, 1998